UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

Compass, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fifth Avenue, 3rd Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 913-9058

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification of Rights of Security Holders.

On July 1, 2021, the board of directors (the “Board”) of Compass, Inc. (the “Company”) approved the conversion of all outstanding shares of the Company’s Class B common stock, par value $0.00001 per share (the “Class B common stock”) into the same number of shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A common stock”), effective upon July 1, 2021 and pursuant to the terms of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”). The shares of Class B common stock, which had no voting rights, were previously issued by the Company to its licensed real estate agents in New York due to New York State real estate regulatory requirements. The Company does not currently intend to issue additional shares of Class B common stock following such conversion. In connection with the conversion, the Company’s Class A common stock will continue to trade on the New York Stock Exchange under the ticker symbol “COMP” and will maintain the same CUSIP number previously assigned to the Class A common stock.

The conversion occurred pursuant to Article V, Section 2 of the Restated Certificate, which provided that each share of Class B common stock would convert automatically, without further action by the Company, into one share of Class A common stock immediately prior to the close of business on the date specified by the affirmative vote of the then-serving members of the Board (“Automatic Conversion”). Pursuant to Article V, Section 6 of the Restated Certificate, the shares of Class B common stock converted as a result of the Automatic Conversion shall be retired and shall not be reissued by the Company.

The conversion had the following effects, among others, on the holders of shares of Class B common stock:

Voting Power. Prior to the conversion, holders of shares of Class B common stock were entitled to zero votes per share on any matter submitted to a vote of the Company’s shareholders. As a result of the conversion, all holders of Class A common stock continue to have one vote per share on all matters subject to a shareholder vote. In addition, the provisions of the Restated Certificate and Delaware law that entitled the holders of shares of Class A common stock and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.

Economic Interests. The conversion had no impact on the economic interests of holders of shares of Class B common stock, including with regard to dividends, liquidation rights, and treatment in connection with a change of control or merger transaction.

Capitalization. The conversion had no impact on the total number of the Company’s issued and outstanding shares of capital stock; the shares of Class B common stock converted into an equivalent number of shares of Class A common stock. The conversion also had no impact on the Company’s total number of authorized shares of capital stock.

Resale of Common Stock. Shares of Class A common stock may be sold in the same manner as shares of Class A and Class B common stock were previously sold prior to the conversion. The Company’s affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 promulgated under the Securities Act of 1933, as amended. The shares of Class A common stock issuable upon conversion of the Class B common stock will remain subject to the terms of the lock-up agreements described in our Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on March 1, 2021, as subsequently amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: July 2, 2021	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary